Exhibit 10.1

Dated	2021
MD LOCAL GLOBAL LIMITED OCEAN TIDE WEALTH LIMITED and MINGZHE ZHANG
JOINT VENTURE SHAREHOLDERS' AGREEMENT

10-11 Austin Friars London EC2N 2HG

Tel: +44 20 7382 1567 Fax: +44 20 7382 1568

TABLE OF CONTENTS

1.	Interpretation	1
2.	Business of the JVC	4
3.	Shareholders’ Rights and Obligations	4
4.	Matters requiring consent of shareholders	5
5.	Directors and management	5
6.	Finance for the JVC	7
7.	Restrictions on parties	7
8.	Anti-corruption	8
9.	Accounting and other information	9
10.	Dividend policy	9
11.	Transfer of shares	10
12.	Tag along	12
13.	Allotment of new shares	13
14.	Termination and liquidation	13
15.	Confidentiality	14
16.	Further assurance	16
17.	Assignment and other dealings	17
18.	Entire agreement	17
19.	Variation and waiver	17
20.	Costs	17
21.	No partnership or agency	17
22.	Notices	18
23.	Severance	19
24.	Third party rights	19
25.	Rights and remedies	19
26.	Inadequacy of damages	19
27.	Governing law and jurisdiction	20
SCHEDULE 1 Matters reserved for shareholder approval	21
SCHEDULE 2 Deed of adherence	24

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THIS AGREEMENT IS MADE ON THE 4th DAY OF August 2021 BETWEEN

(1)	MD Local Global Limited, a company incorporated and registered in England and Wales with company number 12979697 whose registered address is at Regent House, 21 Church Road, Stanmore, Middlesex, United Kingdom, HA7 4AR (the A Shareholder);

(2)	Ocean Tide Wealth Limited, a company incorporated and registered in England and Wales with company number 11910858 whose registered office is at 30 Crown Place, London, England, EC2A 4EB (the B Shareholder); and

(3)	Mingzhe Zhang, of Unex Tower, 5 Station Street, London, United Kingdom, E15 1DA with passport number E91502869 (the C Shareholder).

(each a party, together the parties)

RECITALS

(A)	Mansions Estate Agent Ltd is a newly formed company incorporated in England and Wales with company number 13457422 whose registered office is at 20-22 Wenlock Road, London, England, N1 7GU and which has 100 ordinary shares of £1 each in issue, 51 held by A Shareholder, 41 held by B Shareholder and 8 held by C Shareholder (the JVC).

(B)	The JVC shall carry on business in accordance with the terms and conditions of this Agreement. The parties shall exercise their rights in relation to the JVC in accordance with the terms and conditions of this Agreement.

IT IS HEREBY AGREED

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this Agreement.

A Director:	any director appointed to the Board by A Shareholder.

Acting in Concert:	has the meaning given to it in the City Code on Takeovers and Mergers published by the Panel on Takeovers and Mergers (as amended from time to time).

Articles:	the new articles of association of the JVC as amended or superseded from time to time.

B Director:	any director appointed to the Board by B Shareholder.

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Board:		the board of directors of the JVC as constituted from time to time.

Business Day:		any day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Business:		has the meaning given in clause 2.

C Director:		any director appointed to the Board by C Shareholder.

CA 2006:		the Companies Act 2006.

Confidential Information:		has the meaning given in clause 15.

Controlling Interest:		means an interest in shares giving to the holder or holders control of the Company within the meaning of section 1124 of the Corporation Tax Act 2010.

Deed Adherence:	of	the deed of adherence in the form set out in Schedule 2.

Escrow Account:		Account name: [*]

Account Number: [*]

IBAN No.: [*]

Director:		a director of the JVC.

Eligible Director:	A	an A Director who would be entitled to vote on the matter at a meeting of the Board (but excluding any A Director whose vote is not to be counted in respect of the particular matter).

Eligible Director:	B	a B Director who would be entitled to vote on the matter at a meeting of the Board (but excluding any B Director whose vote is not to be counted in respect of the particular matter).

Eligible Director:	C	an C Director who would be entitled to vote on the matter at a meeting of the Board (but excluding any C Director whose vote is not to be counted in respect of the particular matter).

Eligible Director:		any Eligible A Director, Eligible B Director or Eligible C Director (as the case may be).

Encumbrance:		any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement.

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Financial Year:	in relation to the JVC, means its accounting reference period of 12 months ending on 31 December or such other date as the JVC may determine in accordance with section 392 of the CA 2006 but, in the first year in which the JVC is formed, means the period starting with the day the JVC is formed and ending on 31 December, subject to the CA 2006.

Group:	in relation to a company, that company, any subsidiary or holding company from time to time of that company, and any subsidiary from time to time of a holding company of that company. Each company in a Group is a member of the Group.

Holding Company:	has the meaning given in clause 1.11.

Shareholder Majority:	the holders for the time being and from time to time of not less than 65% in number of the Shares;

Reserved Matters:	the matters listed in Schedule 1.

Shares:	the ordinary shares held by Shareholder A, Shareholder B, and Shareholder C, and any other shares in the capital of the Company from time to time, and each a "Share".

Shareholders:	the holders of shares in the JVC.

Subsidiary:	has the meaning given in clause 1.11.

1.2	Clause, Schedule and paragraph headings shall not affect the interpretation of this Agreement.

1.3	References to clauses and Schedules are to the clauses of and Schedules to this Agreement and references to paragraphs are to paragraphs of the relevant Schedule.

1.4	The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.

1.5	A reference to this Agreement or to any other agreement or document is a reference to this Agreement or such other agreement or document, in each case as varied from time to time.

1.6	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.7	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.8	A person includes a natural person, corporate or unincorporated body and partnership (whether or not having separate legal personality).

1.9	A reference to a party shall include that party's successors and permitted assigns.

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1.10	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.11	A reference to a holding company or a subsidiary means a holding company or a subsidiary (as the case may be) as defined in section 1159 of the CA 2006.

1.12	Unless expressly provided otherwise in this Agreement, a reference to writing or written includes fax and email.

1.13	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.14	References to a document in agreed form are to that document in the form agreed by the parties and initialled by them or on their behalf for identification.

1.15	A reference to any legislation or legislative provision is a reference to it as amended, extended or re-enacted from time to time, provided that, as between the parties, no such amendment, extension or re-enactment made after the date of this Agreement shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party.

1.16	A reference to any legislation or legislative provision shall include all subordinate legislation made from time to time under that legislation or legislative provision.

1.17	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.18	Unless the context requires otherwise, words and expressions defined in the Articles shall have the same meaning when used in this Agreement.

2.	Business of the JVC

2.1	The business of the JVC is residential property management and real estate agencies (Business).

2.2	Each party shall use its reasonable endeavours to promote and develop the Business to the best advantage of the JVC.

3.	Shareholders’ Rights and Obligations

3.1	For the avoidance of doubt, the shares held by A Shareholder, B Shareholder and C Shareholder at the date of this agreement shall rank pari passu in all respect.

3.2	A Shareholder shall be responsible for the promotion of the Business in the People’s Republic of China (the PRC) and the JVC’s cooperation with the landlords in relation to the Business.

3.3	B Shareholder shall carry out operational procurement of and promotion of the Business in the United Kingdom (the UK) and the recruitment of the JVC in the UK. During the term of this agreement, B Shareholder undertakes to introduce no less than 600 clients to the JVC.

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3.4	C Shareholder shall be responsible for providing clients to the JVC. During the term of this agreement, C Shareholder undertakes to introduce no less than 200 clients to the JVC.

4.	Matters requiring consent of shareholders

Each party shall procure that the JVC shall not, without the prior written approval of every shareholder that holds, at the relevant time, shares carrying at least 85% of the total voting rights exercisable in general meetings of the JVC, carry out any of the Reserved Matters.

5.	Directors and management

5.1	The Board has responsibility for the supervision and management of the JVC and its Business, subject to clause 4.

5.2	The Board shall have 7 directors and be made up of 4 A Directors, 2 B Directors and 1 C Director.

5.3	The post of chairperson shall be held by an A Director. The chairperson shall have a casting vote.

5.4	A party may appoint a director, and remove a director whom it appointed, by giving notice in writing to the JVC and the other party, and to the director being removed, in the case of removal of a director. The appointment or removal takes effect on the date on which the notice is received by the JVC or, if a later date is given in the notice, on that date. Each party will consult with the other prior to any appointment or removal of a director.

5.5	The party removing a director shall indemnify and keep indemnified the JVC against any claim connected with the director's removal from office.

5.6	The parties intend there to be at least two Board meetings each year. The number of annual Board meetings may be reduced with the prior agreement of the Shareholder Majority.

5.7	A director may, and at the request of a director, shall, call a meeting of directors.

5.8	The parties shall ensure that at least seven Business Days' notice of a meeting of directors is given to all directors entitled to receive notice accompanied by:

5.8.1	an agenda specifying in reasonable detail the matters to be raised at the meeting; and

5.8.2	copies of any papers to be discussed at the meeting.

5.9	A shorter period of notice of a meeting of directors may be given if at least one A Director, one B Director and one C Director agree in writing.

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5.10	Matters not on the agenda, or business conducted in relation to those matters, may not be raised at a meeting of directors unless all the directors present at the meeting agree in writing.

5.11	The quorum at any meeting of directors (including adjourned meetings) is three Eligible A Director (or the Eligible A Director's alternate), two Eligible B Director (or the Eligible B Director's alternate), and one Eligible C Director (or the Eligible C Director's alternate).

5.12	No business shall be conducted at any meeting of directors unless a quorum is present at the beginning of the meeting and at the time when there is to be voting on any business.

5.13	If a quorum is not present within 30 minutes of the time specified for a directors' meeting in the notice of the meeting then it shall be adjourned for 5 Business Days at the same time and place.

5.14	The parties shall use their respective reasonable endeavours to ensure that any meeting of the Board and every general meeting of the JVC has the requisite quorum.

5.15	A meeting of directors shall be adjourned to another time or date at the request of all the A Directors, all the B Directors or all the C Directors present at the meeting. No business may be conducted at a meeting after such a request has been made. No more than one such adjournment may be made in respect of a meeting.

5.16	The Board shall not pass any resolution unless at least one A Director and one B Director votes for such resolution.

5.17	A person entitled to be present at a meeting of the Board shall be deemed to be present for all purposes if he is able (directly or by any telephone communications) to speak to and to be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly.

5.18	The Shareholders agree that the following matters shall only be carried out by the JVC subject to prior consent of the Board:

5.18.1	pay or agree to pay any royalty or similar payment, or any amount exceeding £5,000;

5.18.2	take or agree to take a freehold or leasehold interest in land or a licence over land;

5.18.3	appoint or change of the Auditors;

5.18.4	appoint or remove any senior executive (being a person who is authorised to enter into contracts on behalf of the Group); and/or

5.18.5	make a political or charitable donation.

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6.	Finance for the JVC

6.1	To finance the JVC, A Shareholder shall deposit £250,000 in cash to the Escrow Account as soon as reasonably practical after signing this agreement (“First Tranche A Capital”) and shall pay another £250,000 to the Escrow Account or the JVC’s bank account (if it has been set up at the time of the transfer of the aforesaid amount) within 4 calendar months from the date on which the First Tranche A Capital has been deposited to the Escrow Account (“Second Tranche A Capital”). Any amount deposited into the Escrow Account in accordance with this clause shall be transferred to the JVC’s bank account as soon as possible. The JVC shall within five (5) Business Days of its receipt of such amount notify A Shareholder in writing to confirm its receipt of the same.

6.2	For the avoidance of doubt, the finance provided by A Shareholder in accordance with clause 6.2 shall be considered as capital contribution to the JVC and shall not be considered as a loan.

6.3	If the Shareholders do agree to provide any further finance, such finance shall be provided proportionate to the shareholding of A Shareholder, B Shareholder and C Shareholder unless otherwise agreed in writing by the Shareholders.

7.	Restrictions on parties

7.1	Neither party nor any of its subsidiaries shall (unless otherwise agreed in writing by the other party and the JVC), during the times specified below, carry on or be employed, engaged or interested in any business in England and Wales which would be in competition with any part of the Business, including any developments in the Business after the date of this agreement. The times during which the restrictions apply are:

7.1.1	any time when the party in question is a Shareholder; and

7.1.2	for a period of 12 months after the party in question ceases to be a Shareholder.

7.2	Neither party nor any of its subsidiaries shall, in the same area of Business in which the JVC operates and during the times specified below, deal with or seek the custom of any person that is, or was within the previous 12 months, a client or customer of the JVC or, where the party is no longer a Shareholder, any person that was a client or customer of the JVC at any time during the period of 12 months immediately preceding the party in question ceasing to be a Shareholder. The times during which the restrictions apply are:

7.2.1	any time when the party in question is a Shareholder; and

7.2.2	for a period of 12 months after the party in question ceases to be a Shareholder.

7.3	Neither party nor any of its subsidiaries shall, during the times specified below, offer employment to, enter into a contract for the services of, or attempt to solicit or seek to entice away from the JVC any individual who is at the time of the offer, or attempt, a director, officer or employee holding an executive or managerial position with the JVC or procure or facilitate the making of any such offer or attempt by any other person. The times during which the restrictions apply are:

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7.3.1	any time when the party in question is a Shareholder; and

7.3.2	for a period of 12 months after the party in question ceases to be a Shareholder.

7.4	The undertakings in this clause are given by each party to the other and to the JVC and apply to actions carried out by each party (or any of its subsidiaries) in any capacity and whether directly or indirectly, on the party's (or subsidiary's) own behalf, on behalf of any other person or jointly with any other person.

7.5	Nothing in this clause shall prevent a party or any of its subsidiaries from holding for investment purposes only:

7.5.1	units of any authorised unit trust; or

7.5.2	not more than 5% of any class of shares or securities of any company traded on a recognised investment exchange (within the meaning of the Financial Services and Markets Act 2000).

7.6	Each of the covenants in this clause is considered fair and reasonable by the parties.

7.7	Each party shall procure that its subsidiaries comply with the terms of this clause.

7.8	If a party ceases to be a Shareholder as a result of a transfer of shares to a Permitted Transferee in accordance with the Articles, the restrictions in this clause 7 shall continue to apply to the party that has transferred its shares for so long as any of its Permitted Transferees is a Shareholder, and for the period of time specified in each of clause 7.1.2, clause 7.2.2, clause 7.3.2 and clause 7.4.2 after the Permitted Transferee ceases to be a Shareholder.

8.	Anti-corruption

8.1	Each party undertakes to the other party that:

8.1.1	it will not, and will procure that the JVC will not engage in any activity, practice or conduct which would constitute an offence under sections 1, 2 or 6 of the Bribery Act 2010; and

8.1.2	from time to time, at the reasonable request of the other party, it will confirm in writing that it has complied with its undertakings under clause 8.1.1 and will provide any information reasonably requested by the other party in support of such compliance.

8.2	Breach of any of the undertakings in this clause shall be deemed to be a material breach of the agreement.

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9.	Accounting and other information

9.1	The parties shall procure that the JVC shall at all times maintain accurate and complete accounting and other financial records including all corporation tax computations and related documents and correspondence with HM Revenue & Customs in accordance with the requirements of all applicable laws and generally accepted accounting principles applicable in the United Kingdom.

9.2	Each party and its authorised representatives shall be allowed access at all reasonable times to examine the books and records of the JVC and to discuss the JVC's affairs with its directors and senior management.

9.3	The parties shall procure that the JVC shall supply each party upon written request with the financial and other information necessary to keep the party informed about how effectively the Business is performing and in particular shall supply each party with:

9.3.1	a copy of the accounts of the JVC prepared in accordance with the laws applicable in and the accounting standards, principles and practices generally accepted in the United Kingdom, within three months of the end of the year to which the audited accounts relate; and

9.3.2	quarterly accounts of the JVC to be supplied within reasonable time, which shall include a profit and loss account, a balance sheet and a cashflow statement and such other information as each party may reasonably require.

9.4	The parties shall procure that the JVC shall, as soon as possible, comply with any request made by a party, to provide any documents, information and correspondence necessary (at the cost of the party making the request) to enable the relevant party to comply with filing, elections, returns or any other requirements of HM Revenue & Customs or of any other revenue or tax authority.

10.	Dividend policy

10.1	Subject to the requirements of the CA 2006, the parties agree that no dividend shall be distributed in the first Financial Year after the incorporation of the JVC unless the parties agree otherwise in writing.

10.2	Subject to the requirements of the CA 2006 and clause 10.1, and unless the parties agree otherwise in relation to any particular Financial Year, the parties shall use reasonable endeavours to procure that the JVC shall distribute by way of dividend at least 30% of the profit of the JVC in relation to each Financial Year but after making all necessary, reasonable and prudent provisions and reserves for taxation, for the repayment of borrowings by the JVC (if any), minority interests and extraordinary items as shown in the audited accounts for that year.

10.3	A distribution under this clause in relation to any Financial Year shall be made within six months of the day to which the audited accounts of the JVC for that year are made up.

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11.	Transfer of shares

11.1	In this clause 11, reference to the transfer of a share includes the transfer, assignment or other disposal of a beneficial or other interest in that share, or the creation of a trust or encumbrance over that share, and reference to a share includes a beneficial or other interest in a share. Any transfer of shares by a shareholder shall be subject to the pre- emption rights in this agreement.

11.2	A shareholder (Seller) wishing to transfer its shares (Sale Shares) must give notice in writing (a Transfer Notice) to the JVC giving details of the proposed transfer including:

11.2.1	the number of Sale Shares;

11.2.1	if the Seller wishes to sell the Sale Shares to a third party, the name of the proposed buyer; and

11.2.2	the price (in cash) at which the Seller wishes to sell the Sale Shares (which will be deemed to be fair value of the Sale Shares if no cash price is agreed between the Seller and the Board (Transfer Price)).

11.3	As soon as practicable following the receipt of a Transfer Notice, the Board shall offer the Sale Shares for sale in the manner set out in the remaining provisions of this agreement at the Transfer Price. Each offer shall be in writing and give details of the number and Transfer Price of the Sale Shares offered.

11.4	The Board shall offer the Sale Shares to all shareholders other than the Seller (the Continuing Shareholders), inviting them to apply in writing within the period from the date of the offer to the date 28 Business Days after the offer (both dates inclusive) (the First Offer Period) for the maximum number of Sale Shares they wish to buy.

11.5	If:

11.5.1	at the end of the First Offer Period, the total number of Sale Shares applied for is equal to or exceeds the number of Sale Shares, the Board shall allocate the Sale Shares to each Continuing Shareholder who has applied for Sale Shares in the proportion which the Continuing Shareholder's existing holding of shares bears to the total number of shares held by those Continuing Shareholders who have applied for Sale Shares. Fractional entitlements shall be rounded down to the nearest whole number (save where such rounding would result in not all Sale Shares being allocated, in which case the allocation of any such fractional entitlements among the Continuing Shareholders who have applied for Sale Shares shall be determined by the Board). No allocation shall be made to a Continuing Shareholder of more than the maximum number of Sale Shares which it has stated it is willing to buy.

11.5.2	not all Sale Shares are allocated following allocations in accordance with clause 11.5.1, but there are applications for Sale Shares that have not been satisfied, the Board shall allocate the remaining Sale Shares to such applicant(s) in accordance with the procedure set out in clause 11.5.1. The procedure set out in this clause 11.5.2 shall apply on any number of consecutive occasions until either all Sale Shares have been allocated or all applications for Sale Shares have been satisfied; and

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11.5.3	at the end of the First Offer Period, the total number of Sale Shares applied for is less than the number of Sale Shares, the Board shall allocate the Sale Shares to the Continuing Shareholders in accordance with their applications. The balance (the Initial Surplus Shares) shall be dealt with in accordance with this agreement.

11.6	At the end of the First Offer Period, the Board shall offer the Initial Surplus Shares (if any) to all the employees of the JVC, inviting them to apply in writing within the period from the date of the offer to the date 28 Business Days after the offer (both dates inclusive) (the Second Offer Period) for the maximum number of Initial Surplus Shares they wish to buy. The Board shall allocate the Initial Surplus Shares to each employee who has applied for Initial Surplus Shares on a first apply, first allocated basis. If, at the end of the Second Offer Period, the number of Initial Surplus Shares applied for is less than the number of Initial Surplus Shares, the balance (the Second Surplus Shares) shall be dealt with in accordance with clause 11.7.

11.7	If an Allocation Notice does not relate to all of the Sale Shares or the Transfer Notice lapses pursuant to clause 11.4 then within two weeks following service of the Allocation Notice or the date of the lapse of the Transfer Notice (as the case may be), the Seller may transfer the Second Surplus Shares or the Sale Shares (in the case of a lapsed offer) (as the case may be) to any person at a price at least equal to the Transfer Price.

11.8	On the date specified for completion in the Allocation Notice, the Seller shall, against payment of the consideration, execute and deliver a transfer of the Sale Shares allocated to such Applicant, in accordance with the requirements specified in the Allocation Notice.

11.9	If the Seller fails to comply with clause 11.8:

11.9.1	the chairperson of the JVC (or, failing the chairperson, one of the other directors, or some other person nominated by a resolution of the Board) may, as agent on behalf of the Seller:

(a)	complete, execute and deliver in the Seller's name all documents necessary to give effect to the transfer of the relevant Sale Shares to the Applicants;

(b)	receive the consideration and give a good discharge for it (and no Applicant shall be obliged to see to the distribution of the consideration); and

(c)	(subject to the transfers being duly stamped) enter the Applicants in the register of members as the holders of the Sale Shares purchased by them; and

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11.9.2	the JVC shall pay the consideration into a separate bank account in the JVC's name on trust (but without interest) for the Seller until the Seller has delivered its certificate(s) for the relevant Sale Shares or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate, together, in either case, with such other evidence (if any) as the Board may reasonably require to prove good title to those Sale Shares, to the JVC.

11.10	Except as expressly provided in the Articles or this Agreement, the parties shall procure that no transfer of shares shall be registered by the Board unless the transferee of such shares has executed and delivered a Deed of Adherence.

12.	Tag along

12.1	After going through the pre-emption procedure set out in clause 11, the provisions of clause 12.2 to clause 12.6 shall apply if, in one or a series of related transactions, one or more shareholders propose to transfer any of the Shares (Proposed Transfer) which would, if carried out, result in any person (Buyer), and any person Acting in Concert with the Buyer, acquiring a Controlling Interest in the JVC.

12.2	Before making a Proposed Transfer, a Seller shall procure that the Buyer makes an offer (Offer) to the other Shareholders to purchase all of the Shares held by them for a consideration in cash per Share that is at least equal to the highest price per Share offered or paid by the Buyer, or any person Acting in Concert with the Buyer, in the Proposed Transfer or in any related previous transaction in the 12 months preceding the date of the Proposed Transfer (Specified Price).

12.3	The Offer shall be made by written notice (Offer Notice), at least 7 Business Days before the proposed sale date (Sale Date). To the extent not described in any accompanying documents, the Offer Notice shall set out:

12.3.1	the identity of the Buyer;

12.3.2	the Specified Price and other terms and conditions of payment;

12.3.3	the Sale Date; and

12.3.4	the number of Shares proposed to be purchased by the Buyer (Offer Shares).

12.4	If the Buyer fails to make the Offer to all of the holders of Shares in the JVC in accordance with clause 12.2 and clause 12.3, the Seller shall not be entitled to complete the Proposed Transfer and the JVC shall not register any transfer of Shares effected in accordance with the Proposed Transfer.

12.5	If the Offer is accepted by any Shareholder (Accepting Shareholder) in writing within 7 Business Days of receipt of the Offer Notice, the completion of the Proposed Transfer shall be conditional on completion of the purchase of all the Offer Shares held by Accepting Shareholders.

12.6	The Proposed Transfer is subject to the pre-emption provisions of clause 11, but the purchase of Offer Shares from Accepting Shareholders shall not be subject to those provisions.

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13.	Allotment of new shares

13.1	Subject to clause 13.2, the parties shall procure that the JVC shall not issue any shares or other equity securities (within the meaning of section 560(1) of the CA 2006) to any person, unless:

13.1.1	the JVC has obtained the prior written approval of the Shareholders that hold, at the relevant time, shares carrying at least 85% of the total voting rights exercisable in general meetings of the JVC; and

13.1.2	that person is a party to this Agreement or has executed and delivered a Deed of Adherence.

13.2	Should the JVC intend to issue any shares or other equity securities (within the meaning of section 560(1) of the CA 2006) to any person other than the Shareholders, the parties shall procure that the JVC shall only issue non-voting shares which only have the rights with respect to dividends unless otherwise agreed in writing by the Shareholder(s) holding 50% of the voting rights.

14.	Termination and liquidation

14.1	Subject to clause 14.2, this Agreement shall terminate:

14.1.1	when A Shareholder fails to finance the JVC in accordance with clause 6.1;

14.1.2	when, as a result of transfers of shares made in accordance with this Agreement or the Articles, only one party remains as legal and beneficial holder of the shares in the JVC; or

14.1.3	when a resolution is passed by shareholders or creditors, or an order is made by a court or other competent body or person instituting a process that shall lead to the JVC being wound up and its assets being distributed among the JVC's creditors, shareholders or other contributors.

14.2	On termination of this Agreement, the following clauses shall continue in force:

14.2.1	Clause 1(interpretation);

14.2.2	Clause 7 (restrictions on parties);

14.2.3	this clause;

14.2.4	Clause 15 (confidentiality);

14.2.5	Clause 17 (assignment and other dealings);

14.2.6	Clause 18 (entire agreement);

14.2.7	Clause 19 (variation and waiver);

14.2.8	Clause 20 (costs);

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14.2.9	Clause 21 (no partnership or agency);

14.2.10	Clause 22 (notices);

14.2.11	Clause 23 (severance);

14.2.12	Clause 26 (inadequacy of damages); and

14.2.13	Clause 27 (governing law and jurisdiction).

14.3	Termination of this Agreement shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the agreement which existed at or before the date of termination.

14.4	A party shall cease to be a party to this Agreement for the purpose of receiving benefits and enforcing its rights from the date that it ceases to hold (or beneficially own) any shares in the capital of the JVC (but without prejudice to any benefits and rights enjoyed prior to such cessation).

14.5	Following an event referred to in clause 14.1.2, the JVC shall be wound up and its assets shall be distributed. The parties shall endeavour to ensure that, before dissolution:

14.5.1	all existing contracts of the JVC are performed to the extent that there are sufficient resources;

14.5.2	the JVC shall not enter into any new contractual obligations; and

14.5.3	the JVC's assets are distributed as soon as practical.

15.	Confidentiality

15.1	In this clause, Confidential Information means any information (however recorded or preserved) which:

15.1.1	any party may have or acquire (whether before, on or after the date of this Agreement) in relation to the customers, business, assets or affairs or plans, intentions or market opportunities of the JVC (including, without limitation, any information provided pursuant to clause 9); or

15.1.2	any party or any member of its Group may have or acquire (whether before, on or after the date of this Agreement) in relation to the customers, business, assets or affairs or plans, intentions or market opportunities of the other party or any member of the other party's Group, as a consequence of the negotiations relating to this Agreement or any other agreement or document referred to in this Agreement or the performance of the agreement or any other agreement or document referred to in this Agreement; or

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15.1.3	relates to the contents of this Agreement (or any agreement or document referred to in this Agreement or agreement or arrangement entered into pursuant to this Agreement), but excludes the information in clause 15.2.

15.2	Information is not Confidential Information if:

15.2.1	it is or becomes generally available to the public (other than as a result of its disclosure in breach of this Agreement); or

15.2.2	a party can establish to the reasonable satisfaction of the other party that it found out the information from a person not connected with the other party or its Group and that such person is not under any obligation of confidence in respect of the information; or

15.2.3	a party can establish to the reasonable satisfaction of the other party that the information was known to the first party before the date of this Agreement and that it was not under any obligation of confidence in respect of the information; or

15.2.4	the parties agree in writing that it is not confidential.

15.3	Each party shall at all times keep confidential (and use all reasonable endeavours to ensure that the JVC shall keep confidential) any Confidential Information and shall not:

15.3.1	use such Confidential Information except for the purpose of exercising or performing its rights and obligations under or in connection with this Agreement;

15.3.2	disclose such Confidential Information in whole or in part to any third party, except as expressly permitted by this clause 15.

15.4	Each party may disclose Confidential Information:

15.4.1	to another member of its Group, and to those of the party's, and the JVC's Representatives who need to know such information for the purposes of exercising the party's rights or carrying out its obligations under or in connection with this Agreement, provided that it:

(a)	informs any such member of its Group or such Representatives (or uses all reasonable endeavours to procure, in relation to the Representatives of the JVC, that the JVC informs such Representatives) of the confidential nature of the Confidential Information before disclosure; and

(b)	uses all reasonable endeavours to procure that the JVC ensures, in relation to its Representatives, that such Representatives to whom it discloses Confidential Information comply with the confidentiality obligations set out in this clause;

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Representatives means, in relation to each of a party, its Group or the JVC (as the case may be), their respective employees, officers, representatives or advisers.

15.4.2	with the written consent of such of the JVC or the party or any member of its Group that the information relates to; or

15.4.3	as may be required by law, by any governmental or other regulatory authority or by a court or other authority of competent jurisdiction, provided that, to the extent it is legally permitted to do so, it gives the other party as much notice of such disclosure as possible; or

15.4.4	a party may, provided it has reasonable grounds to believe that the other party is involved in activity that may constitute a criminal offence under the Bribery Act 2010, disclose Confidential Information to the Serious Fraud Office without first informing the other party of such disclosure; or

15.4.5	to any tax authority to the extent reasonably required for the purposes of the tax affairs of the party concerned or any member of its Group.

15.5	On termination of this Agreement, each party shall (and shall use all reasonable endeavours to procure that its subsidiaries, and its officers and employees and those of its subsidiaries and the JVC shall):

15.5.1	destroy or return to the other party all documents and materials (and any copies) containing, reflecting, incorporating or based on the other party's Confidential Information;

15.5.2	erase all the other party's Confidential Information from computer and communications systems and devices used by it, including such systems and data storage services provided by third parties (to the extent technically and legally practicable), provided that a recipient party (and/or the JVC, as the case may be) may retain documents and materials containing, reflecting, incorporating or based on the other party's Confidential Information to the extent required by law or any applicable governmental or regulatory authority.

15.6	The provisions of this clause 15 shall continue to apply after termination of this Agreement for any cause.

16.	Further assurance

At its own expense each party shall (and shall use all reasonable endeavours to procure that any relevant third party shall) promptly execute and deliver such documents and perform such acts as the other party may reasonably require from time to time for the purpose of giving full effect to this Agreement.

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17.	Assignment and other dealings

Neither party shall assign, transfer, mortgage, charge, sub-contract, delegate, declare a trust over or deal in any other manner with any or all of its rights and obligations under this Agreement (or any other document referred to in it) without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

18.	Entire agreement

18.1	This Agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations, arrangements and understandings between them, whether written or oral, relating to its subject matter.

18.2	Each party acknowledges that in entering into this, it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement.

18.3	Nothing in this clause shall limit or exclude any liability for fraud.

19.	Variation and waiver

19.1	No variation of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

19.2	A waiver of any right or remedy under this Agreement or by law is only effective if given in writing and signed by the person waiving such right or remedy and shall not be deemed a waiver of any subsequent right or remedy.

19.3	A failure or delay by any person to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy.

19.4	A person that waives a right or remedy provided under this Agreement or by law in relation to one person, or takes or fails to take any action against that person, does not affect its rights or remedies in relation to any other person.

20.	Costs

Except as expressly provided in this Agreement, each party shall pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement (and any documents referred to in it).

21.	No partnership or agency

21.1	Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership between the parties or constitute any party the agent of another party.

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21.2	Each party confirms that it is acting on its own behalf and not for the benefit of any other person.

22.	Notices

22.1	A notice given to a party under or in connection with this Agreement:

22.1.1	shall be sent to the party for the attention of the contact and at the address or email address specified in clause 22.2, or such other contact, address or email address as that party may notify in accordance with clause 22.3; and

22.1.2	shall be sent by a method listed in clause 22.3; and

22.1.3	unless proved otherwise is deemed received as set out in clause 22.3 if prepared and sent in accordance with this clause.

22.2	The addresses, email addresses and contacts for service of notices are:

22.2.1	A Shareholder:

(a)	address: [*]

(b)	for the attention of: [*]

(c)	email address: [*]

22.2.2	B Shareholder:

(a)	address: [*]

(b)	for the attention of: [*]

(c)	email address: [*]

22.2.3	C Shareholder:

(a)	address: [*]

(b)	for the attention of: [*]

(c)	email address: [*]

22.3	This clause 22.3 sets out the delivery methods for sending a notice to a party under this Agreement and, for each delivery method, the date and time when the notice is deemed to have been received:

22.3.1	if delivered by hand, at the time the notice is left at the address;

22.3.2	if sent by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting;

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22.3.3	if sent by pre-paid airmail, at 9.00 am on the fifth Business Day after posting;

22.3.4	if sent by email, at the time of transmission.

22.4	If deemed receipt under clause 22.3 would occur outside Usual Business Hours, the notice shall be deemed to have been received when Usual Business Hours next recommence. For the purposes of this clause, Usual Business Hours means 9.00 am to 5.30 pm local time on any day which is not a Saturday, Sunday or public holiday in the place of receipt of the notice (which, in the case of service of a notice by email shall be deemed to be the same place as is specified for service of notices on the relevant party by hand or post).

22.5	This clause 22 does not apply to the service of any proceedings or other documents in any legal action.

23.	Severance

23.1	If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Agreement.

23.2	If any provision or part-provision of this Agreement is deemed deleted, the parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision.

24.	Third party rights

24.1	This Agreement does not give rise to rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

24.2	The rights of the parties to rescind or vary this Agreement are not subject to the consent of any other person.

25.	Rights and remedies

The rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

26.	Inadequacy of damages

Without prejudice to any other rights or remedies that a party may have, each party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of clause 7 or clause 15 by that party. Accordingly, the other party shall be entitled to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of clause 7 or clause 15 of this Agreement.

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27.	Governing law and jurisdiction

27.1	This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

27.2	Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation.

IN WITNESS WHEREOF this document has been executed and delivered on the date first stated above.

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SCHEDULE 1

Matters reserved for shareholder approval

1.	Altering in any respect the Articles or the rights attaching to any of the shares in the JVC.

2.	Permitting the registration of any person as a member of the JVC other than the parties in relation to their initial investment and any permitted transferees.

3.	Increasing or reducing the amount of the JVC's issued share capital, granting any option or other interest (in the form of convertible securities or in any other form) over or in its share capital, redeeming or purchasing any of its own shares or effecting any other reorganisation of its share capital.

4.	Issuing any loan capital in the JVC or entering into any commitment with any person with respect to the issue of any loan capital.

5.	Making any borrowing from its bankers in the ordinary and usual course of business.

6.	Applying for the listing or trading of any shares or debt securities on any stock exchange or market.

7.	Passing any resolution for the JVC's winding up or presenting any petition for its administration other than in accordance with this Agreement (unless it has become insolvent).

8.	Altering the name of the JVC or its registered office.

9.	Changing the nature of the JVC's Business or commencing any new business by the JVC which is not ancillary or incidental to the Business.

10.	Forming any subsidiary or acquiring shares in any other company or participating in any partnership or joint venture (incorporated or not).

11.	Amalgamating or merging with any other company or business undertaking.

12.	Making any acquisition or disposal by the JVC of any material asset(s).

13.	Creating or granting any Encumbrance over the whole or any part of the Business, undertaking or assets of the JVC or over any shares in the JVC or agreeing to do so.

14.	Making any loan (otherwise than by way of deposit with a bank or other institution the normal business of which includes the acceptance of deposits or in the ordinary course of business) or granting any credit (other than in the normal course of trading) or giving any guarantee (other than in the normal course of trading) or indemnity.

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15.	Altering any mandate given to the JVC's bankers relating to any matter concerning the operation of the JVC's bank accounts.

16.	Appointing any agent or other intermediary to conduct any of the JVC's Business.

17.	Entering into any arrangement, contract or transaction outside the normal course of the JVC's Business or otherwise than on arm's length terms.

18.	Giving notice of termination of any arrangements, contracts or transactions which are material in the nature of the JVC's Business, or materially varying any such arrangements, contracts or transactions.

19.	Adopting or amending any standard terms of business or terms and conditions (including but not limited to the prices) under which the JVC provides goods or services to customers and other third parties.

20.	Granting any rights (by licence or otherwise) in or over any intellectual property owned or used by the JVC.

21.	Factoring or assigning any of the book debts of the JVC.

22.	Changing the auditors of the JVC or its Financial Year end.

23.	Making or permitting to be made any material change in the accounting policies and principles adopted by the JVC in the preparation of its audited and management accounts except as may be required to ensure compliance with relevant accounting standards under the CA 2006 or any other generally accepted accounting principles in the United Kingdom.

24.	Establishing or amending any profit-sharing, share option, bonus or other incentive scheme of any nature for directors.

25.	Dismissing any director, officer or employee in circumstances in which the JVC incurs or agrees to bear redundancy or other costs in excess of £5,000 in total.

26.	Establishing or amending any pension scheme or granting any pension rights to any director, officer, employee, former director, officer or employee, or any member of any such person's family.

27.	Agreeing to remunerate (by payment of fees, the provision of benefits-in-kind or otherwise) any officer of, or consultant to, the JVC at a rate in excess of £100,000 per annum or increasing the remuneration of any such person to a rate in excess of

£100,000 per annum.

28.	Entering into or varying any contract of employment providing for the payment of remuneration (including pension and other benefits) in excess of a rate of £80,000 per annum or increasing the remuneration of any staff (including pension and other benefits) to a rate in excess of £50,000 per annum.

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29.	Instituting any legal proceedings, or settling or compromising any legal proceedings (other than debt recovery proceedings in the ordinary course of business) instituted or threatened against the JVC, or submitting to arbitration or alternative dispute resolution any dispute involving the JVC.

30.	Making any agreement with any revenue or tax authorities or making any claim, disclaimer, election or consent exceeding £2,000 for tax purposes in relation to the JVC or its business.

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SCHEDULE 2

Deed of adherence

THIS DEED IS MADE ON THE        DAY OF          2021

BETWEEN

(1)	[FULL COMPANY NAME] incorporated and registered in England and Wales with company number [NUMBER] whose registered office is at [REGISTERED OFFICE ADDRESS](the Transferor);

(2)	[FULL COMPANY NAME] incorporated and registered in England and Wales with company number [NUMBER] whose registered office is at [REGISTERED OFFICE ADDRESS] OR [INDIVIDUAL'S NAME] of [ADDRESS](the New Shareholder); and

(3)	The persons named in the Schedule as the existing shareholders of [FULL COMPANY NAME](the Continuing Shareholders).

RECITALS

(A)	This deed is [entered into under clause [NUMBER] of OR supplemental to] an agreement dated [DATE], made between the Transferor and the Continuing Shareholders setting out the terms for operating the joint venture company, [NAME] Limited (JVC), as amended from time to time (Joint Venture Agreement).

(B)	By a [transfer of OR subscription for] Shares in the capital of the JVC dated [DATE], [the Transferor transferred to the New Shareholder OR the New Shareholder subscribed for] [NUMBER] [CLASS] Shares of £[AMOUNT] each in the capital of the JVC.

IT IS HEREBY AGREED

1.	Words and expressions used in this deed shall, unless the context expressly requires otherwise, have the meaning given to them in the Joint Venture Agreement. The Effective Date means the date of this deed.

2.	The New Shareholder confirms that it has been supplied with a copy of the Joint Venture Agreement. The New Shareholder and each of the Continuing Shareholders undertake with each other that, from the Effective Date, the New Shareholder shall [assume all of the rights of the Transferor under the Joint Venture Agreement and shall observe, perform and be bound by the provisions of the Joint Venture Agreement that contain obligations on the Transferor OR assume all of the rights under the Joint Venture Agreement granted to holders of the same class of shares as those that are allotted to the New Shareholder and shall observe, perform and be bound by the provisions of the Joint Venture Agreement that contain obligations on holders of the same class of shares as those that are allotted to the New Shareholder] as though the New Shareholder was an original party to the Joint Venture Agreement.

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3.	Nothing in this deed shall release the Transferor from any liability in respect of any obligations under the Joint Venture Agreement due to be performed prior to the Effective Date [or from its obligations under clause [NUMBER] or clause [NUMBER] of the Joint Venture Agreement].

4.	This deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

5.	This deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

6.	Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this deed or its subject matter or formation.

IN WITNESS WHEREOF this document has been executed and delivered as a deed on the date first stated above.

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 ·
Signed by Yang Li	/s/ Yang Li
for and on behalf of MD Local Global Limited, in the presence of:	Director

/s/ Huang Zhenyuan
Witness signature

Huang Zhenyuan
Witness name

4-3-101 Yvegui garden No 5 Avenue Hebei District Tianjin China
Witness address

Professional Manager
Witness occupation

Signed by Jenny Dong	/s/ Jenny Dang
for and on behalf of Ocean Tide Wealth Limited,	Director
in the presence of:

/s/ Xiaoyu Ding
Witness signature

Xiaoyu Ding
Witness name

33 Apartment，32 Westferry Circus, London, E14 8RH
Witness address

Insurance Broker
Witness occupation

Signed by Mingzhe Zhang,	/s/ Mingzhe Zhang
in the presence of:	Mingzhe Zhang

/s/ Li Na
Witness signature

Li Na
Witness name

Agar House, 79 Orchard Place, London 614044
Witness address

Customer Service
Witness occupation

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